EXHIBIT 12

                     GUARANTY OF PAYMENT (SAURABH PATEL)


$16,750,000.00                                                    May 24, 2005

            WHEREAS, pursuant to that certain Line of Credit Agreement, dated as of the date hereof, between Oak Finance Investments Limited, a British Virgin Islands company ("Borrower"), the Lenders party thereto (collectively, "Lender"), and Stonegate Bank, as administrative and collateral agent ("Agent"), Borrower has requested from Lender a non-revolving line of credit, pursuant to which Borrower may make a single draw in the total principal amount of SIXTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($16,750,000.00) (the "Facility"); and

            WHEREAS, the Facility will be evidenced by promissory notes (collectively, the "Note") from Borrower to Lender dated as of the date hereof; and

            WHEREAS, Lender is willing to make the Facility available to Borrower only if, among other things, the undersigned (the "Guarantor") executes and delivers this Guaranty of Payment (as amended, restated, modified or supplemented from time to time, this "Guaranty") and guarantees payment to Lender of the Debt (as hereinafter defined) in the manner provided herein; and

            WHEREAS, the undersigned expects to derive benefit from the Facility;

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, in order to induce Lender to make the Facility available to Borrower, the undersigned hereby absolutely, irrevocably, and unconditionally guarantees to Lender the payment of the Debt, and covenants and agrees with Lender, as follows:

            Defined terms used herein but not defined herein shall have the meanings ascribed to them in the Line of Credit Agreement by and between Borrower and Lender dated on or about the date hereof (the "Loan Agreement"), and if not defined therein shall have the meanings ascribed to them in the other Loan Documents.

            The term "Debt" as used in this Guaranty shall mean the principal sum evidenced by the Note, together with interest thereon (including, without limitation, Minimum Interest (as defined in the Note)) at the rate of interest specified in the Note and all other sums, other than principal or interest, which may or shall become due and payable pursuant to the provisions of the Note or any other Loan Documents.

            Guarantor hereby absolutely, irrevocably and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Debt and all obligations, and the performance of all agreements, of Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise. In the event of any failure of Borrower to pay or perform when due the Debt or any obligations under the Loan Documents, the Guarantor will immediately pay and perform the same at the time, place, funds and manner provided for in the Loan Documents, without set-off, counterclaim or deduction of any kind.

            Guarantor agrees that, if any payment made by Borrower or any other Person and applied to the Debt is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Lender to Borrower, its estate, trustee, receiver or any other party, including Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, Guarantor's liability hereunder (and any Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had not been made, or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any Collateral securing Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Guarantor in respect of the amount of such payment (or any Collateral securing such obligation).

            The undersigned agrees that, upon demand, the undersigned will reimburse Agent and Lender, to the extent that such reimbursement is not made by Borrower, for all expenses (including reasonable counsel fees) incurred by Agent and Lender in connection with the collection of the Debt or any portion thereof, including any expenses incurred in any post-judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Guaranty into any judgment on this Guaranty.

            All moneys available to Agent and Lender for application in payment or reduction of the Debt may be applied by Agent and Lender in such manner and in such amounts and at such time or times and in such order and priority as Agent and Lender may see fit to the payment or reduction of such portion of the Debt or other obligations of Borrower as Agent and Lender may elect.

            The undersigned hereby consents that from time to time, before or after any default by Borrower, with or without further notice to or assent from the undersigned, (i) any security at any time held by or available to Agent or Lender for any obligation of Borrower, (ii) any security at any time held by or available to Agent or Lender for any obligation of any other person or party secondarily or otherwise liable for all or any portion of the Debt, and (iii) any obligation arising under any other guaranty to Agent or Lender made in connection with the Facility, may be exchanged, surrendered or released, and any obligation of Borrower may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or any default with respect thereto waived, and Agent or Lender may fail to set off and may release, in whole or in part, any balance of any credit on its books in favor of Borrower, and may extend further credit in any manner whatsoever to Borrower, and generally deal with Borrower or any such security or obligation, and the undersigned shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit or other dealing. No (x) invalidity, irregularity or unenforceability of all or any part of the Debt or the impairment or loss of security or obligation therefor, whether caused by any action or inactions of Lender or otherwise, or (y) invalidity or unenforceability of the other Loan Documents, shall affect or impair this Guaranty.

            The undersigned hereby waives and agrees not to assert or take advantage of any defense based upon:

(a) Notice of acceptance of this Guaranty and of the making of the Advance by Lender to Borrower;

(b) Presentment and demand for payment of the Debt or any portion thereof;

(c) Protest and notice of dishonor or default to the undersigned with respect to the Debt or any portion thereof;

(d) Notice of intent to accelerate, notice of acceleration and all other notices to which the undersigned might otherwise be entitled;

(e) Any demand for payment under this Guaranty;

(f) The incapacity, lack of authority, death or disability of Borrower or any other person or entity;

(g) The failure of Agent or Lender to commence an action against Borrower or any Guarantor or to proceed against or exhaust any security held by Agent or Lender at any time, or to pursue any other remedy whatsoever at any time;

(h) Any duty on the part of Agent or Lender to disclose to the undersigned any facts Agent or Lender may now or hereafter know regarding Borrower, regardless of whether Agent or Lender has reason to believe (i) that any such facts materially increase the risk beyond that which the undersigned intends to assume, or (ii) that such facts are unknown to the undersigned, the undersigned acknowledging that he, she or it is fully responsible for being and keeping informed of the financial condition and affairs of Borrower;

(i) Lack of notice of default, demand of performance or notice of acceleration to Borrower or any other party with respect to the Debt or the Advance or Borrower's obligations guaranteed hereby, except notices to cure provided for in the Loan Documents;

(j) The consideration for this Guaranty (or lack or inadequacy thereof);

(k) Any acts or omissions of Agent or Lender which vary, increase or decrease the risk on the undersigned;

(l) Any rights or defenses based upon an offset by the undersigned against any obligation now or hereafter owed to the undersigned by Borrower;

(m) Any statute of limitations affecting the liability of the undersigned hereunder, the liability of Borrower or any guarantor under the Loan Documents or the enforcement hereof, to the extent permitted by law;


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

(n) The application by Borrower of the proceeds of the Advance for purposes other than the purposes represented by Borrower to Lender and the undersigned or intended or understood by Lender or the undersigned;

(o) An election of remedies by Agent or Lender, including any election to proceed against any Collateral by judicial or nonjudicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of the undersigned or the rights of the undersigned to proceed against Borrower or any guarantor by way of subrogation or for reimbursement or contribution, or all such rights;

(p) Any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of the principal obligor;

(q) Agent's or Lender's election, in any proceeding instituted under Title 11 of the United States Code (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

(r) Any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

(s) AGENT AND LENDER MAY COLLECT FROM THE UNDERSIGNED WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY BORROWER OR GUARANTOR; AND

(t) IF AGENT OR LENDER FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY BORROWER OR ANY GUARANTOR:

            (i) THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND

            (ii) AGENT AND LENDER MAY COLLECT FROM THE UNDERSIGNED EVEN IF AGENT OR LENDER, BY FORECLOSING ON ANY REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT THE UNDERSIGNED MAY HAVE TO COLLECT FROM BORROWER.

            THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES THE UNDERSIGNED MAY HAVE BECAUSE BORROWER'S DEBT OR ANY GUARANTOR'S OBLIGATIONS HEREUNDER MAY BE SECURED BY REAL PROPERTY.

            This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and not of collection and Lender, except as set forth above, shall be entitled to payment from the undersigned without first commencing any action against Borrower or resorting to any security or to any credit on the books of Agent or Lender in favor of Borrower. The undersigned acknowledges and agrees that this Guaranty and any or all other guaranties made to Lender in connection with this Facility are joint and several guaranties. Nothing herein shall preclude Agent or Lender from commencing legal actions and obtaining judgments simultaneously with actions against Borrower and with respect to other guarantors and any of Agent's or Lender's collateral.

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

            Notwithstanding that Agent or Lender may obtain a judgment against Borrower or Guarantor, unless and until the Debt owed by Borrower to Lender is satisfied in full, the Debt shall continue to bear interest at the rates set forth in the Loan Documents and any advances that Lender makes to rehabilitate or protect any Collateral shall be added to the Debt.

            Each reference herein to Agent or Lender shall be deemed to include their respective successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to the undersigned shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned, all of whom shall be bound by the provisions of this Guaranty.

            No delay on the part of Agent or Lender in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the undersigned shall be deemed to be a waiver of the obligation of the undersigned or of the right of Agent or Lender to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which such waiver is given.

            To further induce Lender to make the Facility available to Borrower, the Guarantor makes the following warranties and representations, as of the date hereof and the date of the Advance, with the knowledge that Lender will rely on the veracity thereof:

(a) The execution and delivery by the Guarantor of this Guaranty and any other document executed and/or delivered by the Guarantor to Lender in connection herewith (collectively, the "Guaranty Documents"), and the performance of his obligations thereunder, do not and will not: (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor; or (ii) result in any breach of or constitute any default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which the Guarantor or his properties may be bound or affected, and the Guarantor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(b) There is no material action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, governmental instrumentality, public board or arbitrator pending or threatened against or affecting the Guarantor or any of its properties or rights, wherein an unfavorable decision, ruling or finding would (i) to the extent not covered by insurance as to which the insurer has not disclaimed coverage, result in any material adverse change in the financial condition, business, properties or operations of the Guarantor; (ii) materially or adversely affect this Guaranty; or (iii) adversely affect the validity or enforceability of the Guaranty Documents.

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

(c) The execution and delivery by the Guarantor of this Guaranty, and the performance of his obligations hereunder, do not and will not: (i) require any further action, consent or approval on the part of the Guarantor; (ii) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor; or (iii) result in any breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which the Guarantor or his properties may be bound or affected, and the Guarantor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d) The Guarantor is in compliance with all applicable laws.

(e) On the date hereof, (i) the assets of the Guarantor exceed the liabilities of Guarantor, and (ii) the Guarantor is paying the Guarantor's debts as they become due.

(f) The financial statements provided by Guarantor to Agent and Lender pursuant to of the Loan Agreement are true, correct, and complete in all material respects as of the date thereof.

            To further induce Lender to make the Facility available to Borrower, the Guarantor hereby covenants and agrees that so long as the Advance shall remain outstanding and until the Obligations are paid and satisfied in full:

            (i) From and after the Transaction Closing Date, the Guarantor shall cause TAC to deliver to Lender, within 10 days after the end of each calendar month, a certificate of the chief financial officer (or otherwise the seniormost financial officer) of TAC certifying that as of the end of the preceding calendar month, in compliance with Section 10(o) of the Loan Agreement, since the Transaction Closing Date neither TAC nor any of its Subsidiaries has (w) made any advance, loan, extension of credit or capital contribution to, or purchased any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (in each case, other than to a Subsidiary of TAC), (x) created, incurred, suffered to exist, assumed, guarantied, endorsed, became a surety, or otherwise became liable for the Indebtedness or other obligations of any other Person whether directly or indirectly, or made or incurred any advance, purchase commitment, other obligation or loan for the direct or indirect purpose of paying or discharging any such obligations, (y) entered into transactions with Affiliates, or (z) entered into any merger or consolidation or liquidated or wound-up or dissolved itself (or suffered any liquidation or dissolution) or conveyed, sold, leased, assigned, transferred or otherwise disposed of all or substantially all of its property, business or assets (in each case, other than to TAC or a Subsidiary of TAC), or made any material change in its present method of conducting business or permit any corporate guarantor to do any of the foregoing, in all cases other than (A) acquisitions of non-affiliated businesses by merger, acquisitions of shares or interest or acquisitions of assets that are approved by TAC's board of directors in good faith and, in each case, as to which, after giving effect to the issuance of shares of common stock as consideration, do not dilute the Oak TAC Shares and the Accommodation TAC Shares, in the aggregate, below 51% (or such larger percentage as the Lender, in its sole discretion, shall determine is necessary to control the management of TAC in light of the taking of any action by the board of directors of TAC that would require that the approval of more than 50% of the outstanding voting shares of TAC is necessary for the taking of any action by the shareholders, including, without limitation, the election of directors) of the issued and outstanding shares of common stock of TAC, or do not constitute at least 51% of the outstanding voting securities of TAC, after giving effect to the pledge of additional issued and outstanding shares by Excalibur, Ball or any other holder of TAC shares, (B) loans and dividends among any of TAC and its consolidated Subsidiaries, (C) transactions among any of TAC and its consolidated Subsidiaries (including the incurrence or guaranty of Indebtedness on behalf of TAC and its consolidate subsidiaries) that are entered into in the ordinary course of business, and (D) transactions that have been entered into prior to the date hereof among any of TAC and its consolidated Subsidiaries that are entered into in the ordinary course of business.

            (ii) The Guarantor shall deliver to Lender, as soon as available and in no event later than 45 days after the end of each calendar quarter, commencing with the quarter ending September 30, 2005, a statement of his financial condition as of the end of such calendar quarter in a format substantially similar to the statement of financial condition of the Guarantor delivered in accordance with Section 5(a)(vii) of the Loan Agreement.

            (iii) From and after the Transaction Closing Date, the Guarantor shall cause TAC to deliver to Lender, promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by TAC or any of its Subsidiaries with the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any and all of the functions of said commission, or with any national securities exchange, as the case may be.

            (iv) From and after the Transaction Closing Date, the Guarantor shall cause TAC to file with the United States Securities and Exchange Commission, and take all commercially reasonable efforts to cause to become effective, a registration statement with respect to all shares of common stock or equity securities of TAC (i) as to which any Person has granted to Lender a security interest under the provisions of any of the Pledge Agreement or otherwise, or (ii) which are subject to issuance upon the exercise of the Warrants, in each case in accordance with the terms of the Share Exchange Agreement and the Stock Purchase Agreement regarding such registration. Such registration statement may also register for sale any other shares owned by Borrower, Ball, Excalibur or any other shareholders of TAC that desire to register shares for sale or resale.

            (v) The Guarantor shall not create, incur, or suffer to exist any Indebtedness, except Indebtedness hereunder and Indebtedness existing as of the date of the financial statements delivered pursuant to Section 5(a)(vii) of the Line of Credit Agreement.

            Guarantor shall indemnify, protect, defend and save harmless the Indemnified Parties from and against (i) any and all losses, damages, expenses or liabilities of any kind or nature (collectively, "Losses") and from any suits, claims, or demands by third parties (collectively, "Claims") including reasonable counsel fees incurred in investigating or defending such Claims, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Advance and the transactions contemplated herein, including without limitation any Losses and Claims arising from (w) any actual or proposed use by Borrower of any proceeds of the Advance, (x) any alleged breach of this Agreement or the Loan Documents, (y) the breach of any representation, warranty or covenant contained in this Agreement or any of the other Loan Documents by either the Borrower or the Guarantors and (z) the exercise by Lender of any rights or remedies hereunder or under any of the other Loan Documents; and (ii) any and all Losses sustained by Lender in connection with any environmental sampling or cleanup relating to any properties or assets owned or otherwise used by Borrower in the operation of its business, or mandated by any Environmental Law; provided, however, Guarantor shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party, if the loss, damage, expense or liability was caused by or resulted from the gross negligence or willful misconduct of that Indemnified Party. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Guarantor, the Indemnified Party against whom such action was brought, shall promptly notify Guarantor in writing, and Guarantor shall assume the defense thereof, including the employment of counsel selected by Guarantor and reasonably satisfactory to the Indemnified Party, (which counsel may be counsel to the Borrower), the payment of all costs and expenses and the right to negotiate and consent to settlement. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the Indemnified Party's cost and expense. Guarantor shall not be liable for any settlement of any such action effected without its consent, unless such settlement includes an explicit and unconditional release from the party bringing the action of all Indemnified Parties and does not contain any admission of fault or culpability on behalf of such Indemnified Parties, but if settled with Guarantor's consent, or if there be a final judgment for the claimant in any such action, Guarantor agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any Loss by reason of such settlement or judgment. The provisions of this paragraph shall survive the termination of this Agreement and the Loan Agreement and the final repayment of the Advance.

            Notwithstanding any payments made by the undersigned pursuant to the provisions of this Guaranty, the undersigned shall have no right of subrogation in and to the Note, or any other security held by or available to Lender for the Debt or the payment thereof until the Debt has indefeasibly been paid in full in cash to Lender.

            Guarantor is hereby prohibited from exercising against Agent or Lender any right or remedy which it might otherwise be entitled to exercise against any one or more (but less than all) of the individual parties constituting Lender, including, without limitation, any right of set-off or any defense.

            This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law), without regard to conflicts of laws considerations and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said state without regard to conflicts of laws consideration; and this Guaranty shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York. The undersigned agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Guaranty and, in furtherance of such agreement, the undersigned hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the undersigned in any such action or proceeding may be obtained within or without the jurisdiction of any courts of the State of New York, County of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof, and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the undersigned by registered mail to or by personal service at the last known address of the undersigned, whether such address be within or without the jurisdiction of any such court. Notwithstanding the foregoing, Guarantor hereby designates CT Corporation as his duly appointed agent within the State of New York to accept service of process on their behalf.

            Guarantor hereby waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Agent or Lender against Borrower or any security which Agent or Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. The foregoing waiver by the Guarantor shall terminate and be of no further force or effect at such time as the entire Debt has been fully and indefeasibly paid to and received by Lender.

            A determination that any portion of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other circumstances.

            JURY TRIAL WAIVER. THE UNDERSIGNED AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY THE UNDERSIGNED OR LENDER ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. AGENT, LENDER AND THE UNDERSIGNED EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, THE UNDERSIGNED WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS GUARANTY.

            WAIVER OF AUTOMATIC STAY. GUARANTOR HEREBY WAIVES ANY PROVISIONS APPLICABLE IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY INSOLVENCY, BANKRUPTCY, REORGANIZATION, FRAUDULENT CONVEYANCE, FRAUDULENT TRANSFER, OR SIMILAR PROCEEDINGS INVOLVING GUARANTOR UNDER ANY STATE OR FEDERAL LAW REGARDING CREDITORS' RIGHTS OR DEBTORS' OBLIGATIONS IMPOSING AGAINST AGENT OR LENDER, OR OTHERWISE PROVIDING FOR, AN AUTOMATIC STAY UNDER U.S.C. SECTION 362 OR ANY OTHER PROHIBITION AGAINST AGENT'S OR LENDER'S COMMENCING, MAINTAINING, OR COMPLETING ANY PROCEEDING IN CONNECTION WITH OR THE EXERCISE OR ENFORCEMENT OF ANY OF AGENT'S OR LENDER'S RIGHTS HEREUNDER, ANY OF THE LOAN DOCUMENTS OR ANY APPLICABLE LAW. GUARANTOR HEREBY ACKNOWLEDGES AND CONFIRMS THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVER SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT. IN FURTHERANCE THEREOF, GUARANTOR, AGENT AND LENDER AGREE AS
FOLLOWS:

(a) THAT IN THE EVENT OF IMPOSITION OF ANY SUCH STAY OR OTHER PROHIBITION, AGENT AND LENDER MAY SEEK TO LIFT ANY SUCH STAY OR OTHER PROHIBITION OR SEEK EXEMPTION THEREFROM;

(b) THAT GUARANTOR WILL NOT CONTEST ANY SUCH MOTION MADE BY AGENT OR LENDER FOR LIFTING THEREOF OR FOR EXEMPTION THEREFROM; AND

(c) THAT GUARANTOR WILL COOPERATE WITH AGENT AND LENDER, IN ANY MANNER REQUESTED BY AGENT OR LENDER, IN THEIR EFFORTS TO OBTAIN RELIEF FROM ANY SUCH
STAY OR OTHER PROHIBITION

                           [Signature page follows]

            IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above set forth.



                                         GUARANTOR:

                                         /s/ Saurabh Patel
                                         --------------------------------------
                                         SAURABH PATEL


                                         ------------------------------

                                         Address: 6 Bittacy Park Avenue, Mill
                                         Hill, London NW7 2HA, United Kingdom

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